MODIFICATION AGREEMENT

First Security Bank, N.A. ("Lender') has extended credit (the "Loan") to Utah Medical Products, Inc. (individually and collectively "Borrower") pursuant to a promissory note dated April 4, 1997 the "Note") in the stated principal amount of $10,000,000.00. The Loan is unsecured.

The Note and any loan agreements, guaranties, subordinations, Collateral Documents, and other instruments and documents executed in connection therewith, together with any previous modifications to any of these instruments or documents, shall be referred to as the "Loan Documents."

Borrower has requested certain modifications to the Loan Documents and Lender is willing to grant such modifications on the following terms and conditions:

1.Provided that all conditions stated herein are satisfied, the terms of the Loan Documents are hereby modified as follows:

  Modifications to the Terms of the Note:


  The maturity date of the Note is extended to March 25, 2000.

  The principal amount available under the Note is being changed as follows: The
  Note is a revolving line of credit and the maximum permitted outstanding principal is changed to $12,500,000.00. If the current outstanding principal balance is greater than this amount, Borrower must pay the loan down to this amount concurrently with the execution of this Agreement.

  This Agreement does not constitute a repayment or extinguishment of the Note, but only a modification thereof.
  Other Modifications to the Loan Documents:


  The Loan Documents shall be amended as follows:

     Section 5 of the Revolving Loan Agreement dated April 4, 1997 will be amended as follows:

     Subsection 5.1(v) Which requires copies of Guarantor's annual financial statements will be deleted in its entirety.

     Subsection 5.8 Borrower shall maintain at all times minimum annual earnings before taxes of at least $6,000,000.00, measured quarterly on a rolling four-quarter basis and calculated in accordance with generally accepted accounting principles consistently applied.

     Subsection 5.9 Borrower shall maintain at all times a minimum tangible net worth of at least $14,000,000.00, calculated as Borrower's book net worth minus intangible assets and calculated in accordance with generally accepted accounting principles consistently applied.

     In addition, the following additional covenants will be added to Section 5:

     5.11 Borrower's subsidiaries shall not create or suffer to exist any lien or encumbrance on any of the subsidiaries' assets. Borrower's subsidiaries shall notify First Security in writing immediately upon receipt of notice of the imposition of any lien, levy, attachment or execution on any of its assets. Borrower's subsidiaries shell cause such liens or other process not permitted by this Section to be satisfied immediately. First Security may discharge such unpermitted liens and encumbrances, and any such amounts shall become part of the Obligations, shall be repaid to First Security on demand, and shall accrue interest as set forth in the Note.

     5.12 Borrower's subsidiaries shall not transfer, sell, pledge or otherwise dispose of or convey any right, title or interest in or to any material portion of its assets other than in the ordinary course of business, without the prior written consent of First Security.

     5.13 Borrower's subsidiaries shall not incur any interest bearing debt other than the Obligations hereunder, other obligations owed to First Security, or overdrafts related to demand deposit accounts maintained in Ireland.

2. As preconditions to the terms of this Agreement, Borrower shall complete or provide the following:

  Borrower shall pay or shall have paid all reasonable fees, costs, and expenses, of whatever kind or nature, incurred by Lender in connection with this Agreement, including but not limited to attorneys fees, lien search fees, title reports and policies, and recording and filing fees.

  Columbia Medical, Inc. agrees to become a Guarantor on the Note by executing a Commercial Guaranty of even date herewith.

  Utah Medical Products Ltd. will execute a new Commercial Guaranty for the increased amount of the Loan.

  Borrower will execute and provide the attached Year 2000 Compliance (Y2K) Addendum. Upon execution, said addendum will be added as part of the Loan Documents.

3.It is the intention and agreement of Borrower and Lender that: (i) all collateral security in which Lender has acquired a security interest or other lien pursuant to the Loan Documents shall continue to serve as collateral security for payment and performance of all the obligations of the Borrower under the Loan Documents, and (ii) all agreements, representations, warranties, and covenants contained in the Loan Documents are hereby reaffirmed in full by Borrower except as specifically modified by this Agreement.

4.Borrower hereby acknowledges that: (i) the Loan Documents are in full force and effect, as modified by this Agreement, and (ii) by entering into this Agreement, Lender does not waive any existing default or any default hereafter occurring or become obligated to waive any condition or obligation under the Loan Documents.

5.Borrower hereby acknowledges that Borrower has no claim, demand, lawsuit, cause of action, claim for relief, remedy, or defense against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees, or agents, whether known or unknown, for acts, failures to act (whether such act or failure to act is intentional or negligent), representations, commitments, statements or warranties, including without limitation any such conduct arising out of or in any way connected with the Loan Documents. Notwithstanding the foregoing, Borrower hereby waives, releases, and relinquishes any and all claims, demands, lawsuits, causes of action, claims for relief, remedies, or defenses against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees, or agents, whether known or unknown.

6.In addition to this Agreement, the Loan Documents, and any additional documents that this Agreement requires, this finance transaction may include other written closing documentation such as resolutions, waivers, certificates, financing statements, filings, statements, closing or escrow instructions, loan purpose statements, and other documents that Lender may customarily use in such transactions. Such documents are incorporated herein by this reference. All the documents to which this paragraph makes reference express, embody, and supersede any previous understandings, agreements, or promises (whether oral or written) with respect to this finance transaction, and represent the final expression of the agreement between Lender and Borrower, the terms and conditions of which cannot hereafter be contradicted by any oral understanding (if any) not reduced to writing and identified above.

FINAL AGREEMENT. Borrower understands that the loan documents signed in connection with this loan are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

Effective as of October 15, 1998.


LENDER:

First Security Bank. NA.

By:   /s/ Steven M. Kohler
   Authorized Officer


BORROWER:

Utah Medical Products, Inc.

By:  /s/ Kevin L. Cornwell
      President


             AFFIRMATION OF GUARANTORS, GRANTORS, AND SUBORDINATORS
Each of the following Guarantors, Grantors, Subordinators, and other parties to the Loan Documents hereby acknowledges and consents to the foregoing Modification Agreement and affirms and restates each of their respective liabilities, obligations, and agreements set forth in the Loan Documents. In addition, the following specifically agree to continuing their respective guaranties and subordinations as to any increase in the principal amount of the Loan and specifically agree that the Collateral Documents secure any increase in the principal amount of the Loan. Each of the following also hereby give the same assurances, representations, waivers, releases, and relinquishments given by Borrower in paragraph 5 of the Modification Agreement as if it were restated as part of this affirmation.


GUARANTOR:

Utah Medical Products Ltd.

By:  /s/ Kevin L. Cornwell
      President